UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2026

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	93-4680139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Floor, New York, NY
(Address of Principal Executive Offices)

10020
(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Jennifer C. Witz as Chief Executive Officer; Appointment of Anjali Sud as Chief Executive Officer

On November 9, 2026, Sirius XM Holdings Inc. (the “Company”) announced the appointment of Anjali Sud to serve as its Chief Executive Officer, effective as of January 1, 2027 (the “Start Date”). Ms. Sud succeeds Jennifer C. Witz, who is stepping down from her role as the Company’s Chief Executive Officer and a member of our board of directors (the “Board”), effective as of the end of the day on December 31, 2026.

Anjali Sud, 43, has served as a Board director since March 2025. She has been the Chief Executive Officer of Tubi, Inc., a subsidiary of the Fox Corporation that provides free ad-supported TV streaming service in the United States, since September 2023. Prior to that time, from July 2017 to August 2023, Ms. Sud served as the Chief Executive Officer of Vimeo, Inc., a provider of cloud-based software tools that enable creative professionals, marketers and enterprises to stream, host, distribute and monetize videos online and across devices. She also served on Vimeo’s board of directors from May 2021 to August 2023. Prior to that, Ms. Sud held various positions at Vimeo since July 2014, before being promoted to Chief Executive Officer in July 2017. Before Vimeo, Ms. Sud served in various positions at Amazon.com, Inc. from 2010 to 2014, culminating in her role as Director of Marketing. Ms. Sud serves on the board of directors of Dolby Laboratories, Inc. and Change.org.

There is no arrangement or understanding between Ms. Sud and any other person pursuant to which Ms. Sud was selected as an officer, and Ms. Sud does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Act of 1934, as amended. There is no family relationship between Ms. Sud and any director or executive officer of the registrant.

Employment Agreement with Ms. Sud

In connection with Ms. Sud’s appointment, our subsidiary Sirius XM Radio LLC entered into an employment agreement with Ms. Sud (the “Employment Agreement”). The Employment Agreement provides for an initial term from the Start Date through December 31, 2029 and is subject to automatic one-year renewals unless either party gives a written notice of non-renewal to the other party with at least 90 days’ notice prior to the expiration of the then-current term.

Pursuant to the Employment Agreement, Ms. Sud will receive an annual base salary of $2,600,000 and will be eligible to participate in the annual bonus plan offered to our executive officers with an annual target bonus equal to two times her base salary (payable at no less than target for 2027). Subject to the approval of the Board or the Compensation Committee of the Board (the “Compensation Committee”), following the Start Date, the Company will grant Ms. Sud the following awards under the Company’s 2024 Long-Term Stock Incentive Plan: (i) a sign-on award of time-based restricted stock units (“RSUs”) having a grant date fair value of $10,000,000, which will vest one-third on the grant date, one-third on the first anniversary of the Start Date and one-third on the second anniversary of the Start Date; (ii) time-based RSUs having a grant date fair value of $4,500,000 and vesting annually over a three-year period beginning on the first anniversary of the Start Date; and (iii) performance-based RSUs having a target grant date fair value of $4,500,000, with a three-year performance period beginning on January 1, 2027 and ending on December 31, 2029, which will vest based on the achievement of performance metrics to be established by the Board or the Compensation Committee and continued service through the performance period. Beginning in 2028, Ms. Sud will be eligible to receive annual equity awards as determined by the Board or the Compensation Committee, provided that the grant date fair value of her annual equity awards for each of 2028 and 2029 will be no less than $9,000,000 per year. Ms. Sud will also be eligible to participate in the benefit plans and programs generally available to our executive officers, be provided with a car and driver and be reimbursed for certain legal fees incurred in connection with the negotiation of the Employment Agreement.

The Employment Agreement provides that if Ms. Sud’s employment is terminated by us without “cause” or by Ms. Sud for “good reason” (each as defined in the Employment Agreement), she will be entitled to (i) a lump sum severance payment equal to two times (or, if the termination occurs within 24 months following a change of control, three times) the sum of her annual base salary and the greater of her target annual bonus or the last annual bonus paid (or due and payable) to her, (ii) a pro-rated bonus for the year of termination (based on actual achievement of applicable performance criteria) and any earned but unpaid bonus for the prior year, (iii) continuation of medical and dental benefits for up to 18 months and life insurance benefits for up to 12 months, (iv) full vesting of her outstanding equity awards and (v) reimbursement of certain legal fees incurred in connection with her separation. If we elect not to renew the term of the Employment Agreement and Ms. Sud’s employment terminates at the end of the term at a time when no grounds for cause exist, the termination will be treated as a termination without cause for purposes of her equity award agreements and she will remain eligible to receive a bonus for the final year of the term based on actual performance, but will not be entitled to other severance. Our obligation to provide these severance benefits is subject to Ms. Sud’s execution of an effective release of claims and her continued compliance with her restrictive covenants. The Employment Agreement contains confidentiality and intellectual property assignment provisions, non-competition and non-solicitation covenants that apply during employment and for one year following any termination and non-disparagement and cooperation covenants.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Transition Agreement with Ms. Witz

In connection with Ms. Witz’s decision to step down from her role as the Company’s Chief Executive Officer and a member of our Board, the Company entered into a transition agreement with Ms. Witz (the “Transition Agreement”) that honors the terms of her existing employment agreement by providing for continued eligibility for a 2026 annual bonus and her vested stock options to remain exercisable for the remaining period of their term. In addition, pursuant to the Transition Agreement, Ms. Witz will serve in an advisory consulting role from January 1, 2027 through December 31, 2027. For such services she will receive a consulting fee of $175,000 per month, payable subject to the continued provision of services. The Transition Agreement includes a release of claims from Ms. Witz and acknowledgement of her restrictive covenant obligations.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 9, 2026, the Company issued a press release announcing the foregoing transition matters. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of November 7, 2026, between Sirius XM Radio LLC and Anjali Sud.

10.2	Transition Agreement, dated as of November 7, 2026, between Sirius XM Radio LLC and Jennifer Witz.

99.1	Press release dated November 9, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Eve Konstan
Eve Konstan
Executive Vice President, Chief Legal Officer and Secretary

Dated: November 9, 2026